Exhibit 99.1

FOR IMMEDIATE RELEASE

September 3, 2014

Huron Consulting Group Amends Senior Secured Credit Facility

CHICAGO – September 3, 2014 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced it has amended its senior secured credit facility.

Among other terms, the amendment:

•	Grants consent to the issuance of up to $250 million in Permitted Convertible Indebtedness, Permitted Bond Hedge Transactions and Permitted Warrant Transactions, as defined in the amendment

•	Modifies the consolidated leverage ratio definition (consolidated funded debt/consolidated EBITDA), through September 30, 2015, by subtracting unrestricted cash and cash equivalents in excess of $25 million on deposit with the administrative agent or lenders from consolidated funded debt

•	Clarifies that consolidated funded debt shall not include Permitted Bond Hedge Transactions or Permitted Warrant Transactions for the purpose of the calculation of the consolidated leverage ratio

•	Amends the consolidated fixed charges definition to exclude the upfront premiums payable in respect of the Permitted Bond Hedge Transactions and any share repurchases

•	Eliminates the $75 million aggregate restriction on permitted acquisitions

•	Decreases the permitted unsecured indebtedness basket from $250 million to $150 million

•	Permits investments consisting of Permitted Bond Hedge Transactions and Permitted Warrant Transactions entered into in connection with Permitted Convertible Indebtedness

•	Permits payments to be made in respect of Permitted Convertible Indebtedness, Permitted Bond Hedge Transactions and Permitted Warrant Transactions

The Company intends to file a Form 8-K providing additional detail of the amended credit agreement with the Securities and Exchange Commission. When filed, the Form 8-K will be available on the Company’s website at http://ir.huronconsultinggroup.com.

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, transform the enterprise, reduce costs, leverage technology, process and review large amounts of complex data, address regulatory changes, recover from distress and stimulate growth. Our professionals employ their expertise in finance, operations, strategy and technology to provide our clients with specialized analyses and customized advice and solutions that are tailored to address each client’s particular challenges and opportunities to deliver sustainable and measurable results. The Company provides consulting services to a wide variety of both financially sound and distressed organizations, including healthcare organizations, leading academic institutions, Fortune 500 companies, governmental entities and law firms. Huron has worked with more than 425 health systems, hospitals, and academic medical centers; more than 400 corporate general counsel; and more than 350 universities and research institutions. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in

Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans” or “continues.” These forward-looking statements reflect our current expectations about our future requirements and needs, results, levels of activity, performance, or achievements, including, without limitation, current expectations with respect to, among other factors, utilization rates, billing rates, and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions continue to trend upward. These statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

C. Mark Hussey

or

Ellen Wong

312-583-8722

investor@huronconsultinggroup.com

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